Exhibit 99.1

Arena Investors, Australian Oilseeds Holdings Limited and EDOC Acquisition Corp. Announce an Investment of up to $7 Million and Plans for a $50 Million ELOC

NEW YORK, Aug. 24, 2023 (GLOBE NEWSWIRE) -- Arena Investors, LP (“Arena”), a $3.5 billion institutional asset manager, has entered into an agreement with Australian Oilseeds Holdings Limited (“Australian Oilseeds” or “Pubco”), which is a holding company whose subsidiaries following the Business Combination have engaged for more than 20 years in the business of processing, manufacturing and selling of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, and EDOC Acquisition Corp. (NASDAQ: ADOC), a special purpose company (“EDOC”), to make a convertible debenture and warrant PIPE investment (the “PIPE”) of up to $7 million in connection with the previously announced business combination between Australian Oilseeds and EDOC (the “Business Combination”).

The PIPE is contemplated to be funded in three tranches for consideration of secured convertible debentures and warrants. The first closing of the PIPE for gross proceeds of $2,000,000 is conditioned upon completion of the Business Combination, which is subject to approval of EDOC’s shareholders, and other closing conditions set forth in the definitive Securities Purchase Agreement executed by the parties on August 23, 2023.   Additional tranches are subject to certain stock performance metrics of the combined company after the Business Combination.

Among the closing conditions set forth in the Securities Purchase Agreement is the execution of a $50 million equity line of credit (the “ELOC”) between an affiliate of Arena and Australian Oilseeds at the closing of the Business Combination.

Gary Seaton, Founder and Chief Executive Officer said, “We are very excited to welcome Arena Investors LP to our shareholder base upon the Business Combination. These funds will accelerate our long-term growth, while bolstering our first mover advantage in our market of providing chemical free non-GMO feed ingredients into the food supply chain. The introduction and growth of chemical-free food ingredients and chemical free processing will continue to provide a healthier option for all consumers on a larger scale.”

Advisors

ARC Group Limited serves as exclusive financial advisor to Australian Oilseeds, with Rimon P.C. acting as U.S. legal counsel to Australian Oilseeds. I-Bankers Securities, Inc. is serving as financial advisor to EDOC and Ellenoff Grossman & Schole LLP is acting as U.S. legal counsel to EDOC. Olshan Frome Wolosky LLP serves as U.S. legal counsel to Arena and Allens (Australia) serves as Australian legal counsel to Arena on the PIPE investment.

About Australian Oilseeds Investments Pty Ltd.

Australian Oilseeds Investments Pty Ltd. (the “Company”) is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company has grown to the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

About Arena Investors

Arena is an institutional asset manager founded in partnership with The Westaim Corporation (TSXV: WED). With $3.5 billion of invested and committed assets under management as of June 30, 2023, and a team of over 100 employees in offices globally, Arena provides creative solutions for those seeking capital in special situations. The firm brings individuals with decades of experience, a track record of comfort with complexity, the ability to deliver within time constraints, and the flexibility to engage in transactions that cannot be addressed by banks and other conventional financial institutions.

About EDOC Acquisition Corp.

EDOC Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer of EDOC.

ADDITIONAL INFORMATION

Pubco intends to file with the SEC, a Registration Statement on Form F-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of EDOC and a prospectus in connection with the proposed Business Combination involving EDOC, the Company, Pubco, American Physicians LLC, AOI Merger Sub, and Gary Seaton, pursuant to the Business Combination Agreement, dated December 5, 2022, as amended (the “Business Combination”). The definitive proxy statement and other relevant documents will be mailed to shareholders of EDOC as of a record date to be established for voting on EDOC’s proposed Business Combination with the Company. SHAREHOLDERS OF EDOC AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH EDOC’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT EDOC, THE COMPANY, PUBCO AND THE BUSINESS COMBINATION. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Edoc Acquisition Corp., 7612 Main Street Fishers, Suite 200, Victor, NY 14564, Attention: Kevin Chen.

NO OFFER OR SOLICITATION

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Pubco, EDOC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of EDOC in connection with the Business Combination. Information regarding the officers and directors of EDOC is set forth in EDOC’s annual report on Form 10-K, which was filed with the SEC on January 24 , 2023. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the Business Combination) and other relevant documents filed with the SEC.

FORWARD-LOOKING STATEMENTS

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Business Combination and the PIPE and the projected future financial performance of Pubco’s operating companies following the proposed Business Combination and PIPE; (3) changes in the market for Pubco’s products and services and expansion plans and opportunities; (4) Pubco’s unit economics; (5) the sources and uses of cash of the proposed Business Combination and the PIPE; (6) the anticipated capitalization and enterprise value of Pubco’s following the consummation of the proposed Business Combination and PIPE; (7) the projected technological developments of Pubco and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Business Combination and the PIPE. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Pubco’s and EDOC’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Pubco, the Company and EDOC. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or the PIPE; the risk that the Business Combination or the PIPE disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination or the PIPE; the ability to obtain or maintain the listing of Pubco’s securities on The Nasdaq Capital Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination and the PIPE; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information; the Company’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; the Company’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to the Company’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between the Company and its employees; the Company’s ability to successfully collaborate with business partners; demand for the Company’s current and future offerings; risks that orders that have been placed for the Company’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that the Company is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to the Company’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination or the PIPE, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or the PIPE; the outcome of any legal proceedings that may be instituted against the Company, EDOC or Pubco or other following announcement of the proposed Business Combination, the PIPE and transactions contemplated thereby; the ability of the Company to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by the Company’s peers and competitors; and those risk factors discussed in documents of Pubco and EDOC filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

There may be additional risks that Pubco, EDOC or the Company presently know or that Pubco, EDOC or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect EDOC’s, Pubco’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. EDOC, Pubco and the Company anticipate that subsequent events and developments will cause EDOC’s, Pubco’s and the Company’s assessments to change. However, while EDOC, Pubco and the Company may elect to update these forward-looking statements at some point in the future, EDOC, Pubco and the Company specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by EDOC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Australian Oilseeds Holdings Limited
126-142 Cowcumbla Street
Cootamundra New South Wales 2590
Attn: Bob Wu, CFO
Email: bob@energreennutrition.com.au

EDOC Acquisition Corp.
7612 Main Street Fishers, Suite 200
Victor, NY 14564
Attn: Kevin Chen

Tel: (585) 678-1198

Arena Media Contacts:
Lindsay Jablonski
pro-arena@prosek.com

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